SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                               SERVICE 1ST BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                32-0061893
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     2800 W. MARCH LANE, SUITE 120
         STOCKTON, CALIFORNIA                               95219
  -----------------------------------                    ----------
  (Address of principal executive off                    (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the registration of a class of Securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to general Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered

            NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK
                                ----------------
                                (Title of class)

                 Information Required In Registration Statement

Item 1.  Description of Registrant's Securities to be Registered.

See information under the heading "CAPITAL STOCK OF SERVICE 1ST BANK AND SERVICE 1ST BANCORP" on pages 65-67 of the Company's Registration Statement No. 333-104244 on Form S-4EF filed with the Commission on April 1, 2003, which information is incorporated by reference.

Item 2.  Exhibits.

         Exhibit 1.  Specimen Copy of Service 1st Bancorp Common Stock
                     Certificate

         See Exhibit 4.1 to the Company's Registration Statement No. 333-104244 on Form S-4EF filed with the Commission on April 1, 2003, which exhibit is incorporated by reference.

         Exhibit 2.  Reorganization Agreement

         See Annex A to the Company's Registration Statement No. 333-104244 on Form S-4EF filed with the Commission on April 1, 2003, which exhibit is incorporated by reference.

                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        SERVICE 1ST BANCORP
                                            (Registrant)


Date: June 26, 2003                     By: /s/ JOHN O. BROOKS
                                            ------------------------------------
                                            John O. Brooks
                                            Chief Executive Officer